UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007 (April 5, 2007)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 5, 2007, the Company announced it will release its financial and operating results for the first quarter 2007 before the market opens on Tuesday, May 8, 2007. A conference call to discuss these results is scheduled for 12:30 p.m. EDT (11:30 a.m. CDT, 10:30 a.m. MDT) on Tuesday, May 8, 2007. A link to the live internet broadcast will be available on the Company’s website at http://www.billbarrettcorp.com and a call-in number also is provided in the press release.

Also, the Company issued a second press release and announced that it has hired R. Scot Woodall as Senior Vice President-Operations as it continues to strategically focus its development operations in the Rockies. Mr. Woodall brings over 20 years operational experience including drilling, completions, production, and facilities to the Company. He most recently served as Senior Vice President – Western U.S. at Forest Oil.

Also, included in this press release, the Company announced its participation in the upcoming 36th Annual Institutional Conference hosted by SunTrust Robinson Humphrey to be held in Atlanta, Georgia on April 10 – April 11, 2007. Chairman and Chief Executive Officer Fred Barrett will present to the SunTrust Robinson Humphrey Conference on Tuesday, April 10, 2007, at 11:20 a.m. EDT. Mr. Barrett’s presentation will be webcast live with audio and user controlled slides available on the Company’s website at http://www.billbarrettcorp.com.

A copy of the press release dated April 5, 2007 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the second press release dated April 5, 2007 is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated April 5, 2007.

99.2	Press Release, dated April 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 5, 2007.

99.2	Press Release, dated April 5, 2007.

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